Exhibit 31.2

CERTIFICATION PURSUANT TO

Section 302 of the Sarbanes-Oxley Act of 2002

I, Jaime Fernando Collazo González, Vice-President and Chief Financial Officer of Southern Peru Copper Corporation, certify that:

1.               I have reviewed this quarterly report on Form 10-Q of Southern Peru Copper Corporation;

2.               Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

3.               Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

	/s/	Jaime Fernando Collazo González
Date: February 25, 2005		Jaime Fernando Collazo González
Vice-President and Chief Financial Officer